Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 File No. 333-218567, File No. 333-220449, File No. 333-220702, Form S-3 File No. 333-222566 and Form S-8 File No. 333-215605 of our report dated April 2, 2018, relating to the consolidated financial statements of Yuma Energy, Inc. appearing in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ MOSS ADAMS LLP

Houston, Texas
April 2, 2018